EXHIBIT 23.1



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 18, 2006 relating to the consolidated financial statements of Bion Environmental Technologies, Inc. and subsidiaries as of June 30, 2006 and for each of the two years in the period ended June 30, 2006.



/s/ GHP Horwath, P.C.

GHP HORWATH, P.C.
Denver, Colorado
August 3, 2007